                                                                    Exhibit 21.1

                                   MAXXAM INC.

                 PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Listed below are MAXXAM Inc.'s  principal  subsidiaries  and the jurisdiction of their  incorporation or  organization,  organized by business  segment.  Certain subsidiaries  are  omitted  which,  considered  in  the  aggregate  as a  single subsidiary, would not constitute a significant subsidiary.

FOREST PRODUCTS OPERATIONS:
         Britt Lumber Co., Inc.                                       California
         MAXXAM Group Inc.                                            Delaware
         Scotia Pacific Company LLC                                   Delaware
         The Pacific Lumber Company                                   Delaware

REAL ESTATE OPERATIONS:
         Beltway Assets LLC                                           Delaware
         EN LLC                                                       Delaware
         FireRock, LLC                                                Delaware
         Lakepointe Assets LLC                                        Delaware
         M-Six Penvest II Business Trust                              Delaware
         MAXXAM Property Company                                      Delaware
         MCO Mirada LLC                                               Delaware
         MCO Properties LP                                            Delaware
         MCO Properties Inc.                                          Delaware
         MCO Realty, Inc.                                             Delaware
         Palmas Country Club, Inc.                                    Delaware
         Palmas del Mar Properties, Inc.                              Delaware

RACE PARK OPERATIONS:
         Laredo Race Park LLC                                         Texas
         Sam Houston Race Park, Ltd.                                  Texas
         Valley Race Park Inc.                                        Texas

OTHER:
         MAXXAM Group Holdings Inc.                                    Delaware